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                                                                  Ex 26(h)(1)(v)

             THIRD AMENDMENT TO TARGET FUNDS PARTICIPATION AGREEMENT
               (FOR PRODUCTS SOLD THROUGH W&R DISTRIBUTION SYSTEM)

     This Third Amendment (the "Amendment") is entered into this 1st day of July, 2007, by and among Minnesota Life Insurance Company ("Company"), Waddell & Reed, Inc. ("W&R"), and W&R Target Funds, Inc.

     WHEREAS, Company and W&R are parties to the Agreement; and

     WHEREAS, the parties intended, at the effective date of the Agreement, for W&R Target Funds, Inc. to be a party to the Agreement, as evidenced by the W&R Target Funds, Inc. executing and performing obligations under the Agreement, as amended; and

     WHEREAS, Company wishes to amend Exhibit A of the Agreement;

     NOW, THEREFORE, the parties agree as follows:

          1. W&R Target Funds, Inc. is hereby made a party to the Agreement, as amended, for all purposes as of September 19, 2003.

          2. Exhibit A is deleted and replaced in its entirety by the Exhibit A attached to this Second Amendment.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

MINNESOTA LIFE INSURANCE COMPANY


By: Bruce P. Shay
Its: Senior Vice President


WADDELL & REED, INC.


By:
    ---------------------------------
Its:
    ---------------------------------


W&R TARGET FUNDS, INC.


By:
    ---------------------------------
Its:
    ---------------------------------

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                                    EXHIBIT A
                            (AS AMENDED JULY 1, 2007)

              VARIABLE ACCOUNTS OF MINNESOTA LIFE INSURANCE COMPANY

1.   Variable Annuity Account

2.   Minnesota Life Variable Life Account

3.   Minnesota Life Individual Variable Universal Life Account